06/01/05

778-838-2547	297-3495 Cambie Street
admin@groovy-web.com	Vancouver, BC V5Z 4R3

groovy web services

Premium Managed Hosting Agreement

This is a managed hosting agreement between AstroNutrition.com and Groovy Web Services. The effective term is on-going on a month-to-month basis, beginning 01Jun2005. This agreement may be terminated by either party with 30 days written notice at any time.

Included Monthly Services

System Administration

Management of SMTP, IMAP, DNS, SQL database and HTTP server software and systems for the AstroNutrition.com domain and web site. This includes regular off-site backups of the website itself and the database.

Change Management

Management of site source code and integration of contributed software updates and bug fixes into zencart is included through an independent contractor, Mack Hardy.

Personal Technical Support

24 x 7 emergency phone support on critical issues and 1-business-day email response on non-critical issues.

Includes a 99 percent server uptime guarantee.

Available Professional Services

Project Management

Support of external development is charged at a rate of $50 CAD per hour.

Custom Software Development/Installation

New code enhancing the functionality of the system is charged at a rate of $50 CAD per hour.

Terms of Agreement

Managed hosting fees are $20 per month for a period of 12 months. This includes up to 20 G of bandwidth, with overages at $20 for each 1 G beyond 10 in any given month. One unique IP to support SSL is included. The billing cycle is the 1st of each month, net 30 terms.

06/01/05

778-838-2547	297-3495 Cambie Street
admin@groovy-web.com	Vancouver, BC V5Z 4R3

groovy web services

Co-located Facilities

Servers are co-located at Bental 5, Suite 200 – 550 Burrard Street in downtown Vancouver on UPS and backup generator power in a secure card-access only environment.

Server Software

•	RedHat Enterprise Linux 3.0 Operating System
•	Apache 1.33 HTTP Server
•	MySQL 3.23 Database Server
•	AWStats Advanced Web Stats Package
•	Other software may be installed at Client’s request dependent on system and security requirements.

Signed

/s/ Krys Wallbank

Krys Wallbank

Groovy Web Services

June 10, 2005